Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

November 5, 2009

Wendy’s/Arby’s Restaurants, LLC

1155 Perimeter Center West

Atlanta, Georgia 30338

Registration Statement on Form S-4

(Registration No. 333-161613)

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), of Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Company”), the persons listed on Schedule I hereto (each, a “Delaware Guarantor”) and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors,” and together with the Delaware Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company’s $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors in accordance with the terms of the Indenture, dated as of June 23, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture, dated as of July 8, 2009 (the “Indenture”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.    the Registration Statement;

Wendy’s/Arby’s Restaurants, LLC

2.     the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibits 4.1 and 4.3 to the Registration Statement; and

3.     the Registration Rights Agreement, dated as of June 23, 2009 (the “Registration Rights Agreement), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined (i) such records of the Company and the Delaware Guarantors that we have considered appropriate, including a copy of the certificate of formation or incorporation, as applicable, in each case as amended, and the limited liability company operating agreement or by-laws, as applicable, in each case as amended, of the Company and each Delaware Guarantor, certified by the Company and each such Delaware Guarantor as in effect on the date of this letter, and copies of resolutions of the board of managers or the board of directors (or the general partner or the sole member, as applicable) of the Company and such Delaware Guarantors relating to the issuance of the Exchange Notes and the Guarantees, certified by the Company and such Delaware Guarantors and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Documents and certificates of the officers of the Company and the Guarantors and upon certificates of public officials.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added. With regards to certain matters of state law, we have relied, with the Company’s permission, upon the opinions of Vorys, Sater, Seymour and Pease LLP, filed as Exhibit 5.2 to the Registration Statement, Holland & Hart LLP, filed as Exhibit 5.3 to the Registration Statement, Hunton & Williams LLP, filed as Exhibit 5.4 to the Registration Statement, Butzel Long, P.C., filed as Exhibit 5.5 to the Registration Statement, Barnes & Thornburg LLP, filed as Exhibit 5.6 to the Registration Statement, Richards, Layton & Finger, P.A., filed as Exhibit 5.7 to the Registration Statement, Burr & Forman LLP, filed as Exhibits 5.8 and 5.9 to the Registration Statement, Maslon Edelman Borman & Brand, LLP, filed as Exhibit 5.10 to the Registration Statement, Alston & Bird LLP, filed as Exhibit 5.11 to the Registration Statement, Davis Wright Tremaine LLP, filed as Exhibit 5.12 to the Registration Statement, and Wyche, Burgess, Freeman & Parham, P.A., filed as Exhibit 5.13 to the Registration Statement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.            When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Wendy’s/Arby’s Restaurants, LLC

2.            When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the Indenture and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours, /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I—Delaware Guarantors

Arby’s Restaurant Holdings, LLC

Triarc Restaurant Holdings, LLC

Arby’s Restaurant Group, Inc.

Wendy’s/Arby’s Support Center, LLC

Arby’s Restaurant, LLC

Arby’s, LLC

RTM Development Company, LLC

RTM Operating Company, LLC

Wendy’s/Arby’s International, Inc.

Wendy’s/Arby’s International Services, Inc.